UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 13, 2009
___________________________________

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

4901 Zambrano Street,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 726-0297
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Current Report on Form 8-K may contain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Those statements include statements regarding our intent, belief or current expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, our ability to face stiff competition, our ability to profitably manage our business, the financial strength of our customers, the continued acceptance of our existing and new products by our existing and new customers, the risks of foreign manufacturing, competitive and economic factors in the textile and apparel markets, the availability of raw materials, the ability to manage growth, weather-related delays, dependence on key personnel, general economic conditions, global manufacturing costs and restrictions, and other risks and uncertainties that may be detailed herein, or from time to time in our other filings made with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed on November 4, 2008, effective October 31, 2008, Blue Holdings, Inc. (the “Registrant”) entered into a Joint Venture Agreement with Headgear, Inc. pursuant to which the Registrant and Headgear formed a limited liability company named “Blue Holdings Headgear JV LLC” (the “JV”) to act as the distributor of the Registrant’s apparel lines within the United States.

On February 13, 2009, the Registrant and Headgear entered into a JV Modification Memo (“Memo”) wherein they agreed to amend the original agreement in certain respects, described below. The modifications to be effectuated by the Memo are subject to the approval of the Registrant’s factor, FTC Commercial Corp. (“FTC”), and Gemini Master Fund, Ltd. (“Gemini”). Specifically, the Memo provides that:

1.	The JV will be the operating company 50% owned by each of the Registrant and Headgear and that the Registrant will not provide any goods or services to the JV.
2.
The JV will source, acquire and finance new inventory. Twenty percent of the cost of the newly purchased inventories will be loaned by the JV to the Registrant but paid directly to the Registrant’s creditors, including FTC, Gemini and trade creditors, as selected by the JV.  All loans to the Registrant from the JV will bear the same interest rate that the JV pays either to FTC or its other lenders.  The JV will act as sales agent for the sale of the Registrant’s available-to-sell inventories, in process or in the finished goods inventories, and will pay the proceeds from the sale of those inventories to the Registrant’s creditors, after deducting a 5.0% handling fee and actual sales commissions paid. All accounts sold by the JV will become accounts of the JV. The provisions of the original agreement related to purchases by the JV from the Registrant are superseded by the terms of the amendment.

3.	The JV will hire any existing employees of the registrant as it deems necessary for its operations.
4.
The JV will be responsible for all operations necessary to design, source and deliver products to all existing credit worthy customers of the Registrant, including international sales.  All royalties and license fees from sales (other than certain international sales) will belong to the JV, including royalties for products developed by the JV that are not denim jeans, and the JV will have unrestricted ability to license the Registrant’s products and brands.

5.
The JV will have the right to use the Registrant’s Marina Del Rey, California facility, which is owned by Paul Guez, rent free for one year, and if the JV elects to use that facility thereafter, at the prevailing market rental rate.

6.
The Registrant’s brands, including Taverniti, Yanuk and Antik, will be deposited in escrow.  The sales and profitability targets established in the original agreement for the 12 month period ended June 30, 2010, are amended so that the measuring period is the 12 month period ended December 31, 2010. If the sales and profitability “targets” specified in the original agreement are attained by December 31, 2010, the escrowed brands will be transferred to the JV for no additional consideration.  All other shares required to be placed in escrow under the terms of the original agreement, as described below, shall remain unchanged.  Upon attainment of the “targets” for sales and profitability by December 31, 2010, the escrowed shares will be transferred in accordance with the original agreement, as described below.  The Taverniti label is owned 60.0% by Paul Guez and 40.0% by Jimmy Taverniti; however, Jimmy Taverniti has a 50.0% interest in the income (royalties) earned.

7.
When the escrow is dissolved and the “targets” have been met, Headgear will sign a guaranty, if Paul Guez’s guarantee has not been released, in favor of FTC for up to 50.0% of the then existing FTC loan to the Registrant, if any.

8.
Previously, Headgear had advanced $500,000 to the Registrant to finance an initial order of merchandise.  Pursuant to the original agreement, Headgear advanced an additional $750,000 to the Registrant and was to advance an additional $250,000 to the Registrant in each of February and March 2009, which amounts were available to the Registrant as working capital and were to be repaid out of the Registrant’s portion of the operating profits of the JV. Under the amended agreement, Headgear’s obligation to provide $250,000 in each of February and March 2009 is deemed to have been satisfied by the initial advance of $500,000, and the total existing obligations of $1,250,000 is only payable out of future profits of the JV.

9.
Actual development costs will, to the extent actually paid and demonstrated to the satisfaction of the JV as being for products that the JV will sell, will be an obligation of the JV and remain an obligation of the JV and upon documentation of such payments be payable to the creditors of the Registrant, including past due payroll to the former employees of the Registrant hired by the JV.

Concurrently with the effectiveness of the original agreement, the Registrant, Headgear and Paul Guez entered into an Ancillary Agreement (the “Ancillary Agreement”) with respect to certain other matters related to the formation of the JV and the operations of the Registrant. Pursuant to the Ancillary Agreement Mr. Guez and his affiliates are to convert the 1,000,000 shares of Series A Preferred Stock of the Registrant they currently hold into 4,623,589 shares of the Registrant’s Common Stock.   The Ancillary Agreement further provides that Mr. Guez and his affiliates are to deposit into escrow 10,415,975 shares of the Registrant’s common stock and 707,916 warrants to purchase the Common Stock of the Registrant currently held by them (collectively, the “Escrowed Securities”).  If, as a result of the modifications contemplated by the Memo, (a) the JV achieves (i) sales during the twelve months ended December 31, 2010, equal to or greater than 150% of the full price sales revenue of the Registrant during the year ended December 31, 2008, and  (ii) a net profit of $1.5 million, (b) Headgear signs a guaranty in favor of FTC for up to 50% of the Registrant’s then existing indebtedness to FTC, (c) neither the Registrant nor Headgear defaults in any of its material obligations under the Agreement or the Operating Agreement of the JV, and (d) certain other conditions are met, the Escrowed Securities will be delivered to Headgear.  In addition, if the Escrowed Securities are delivered to Headgear and Mr. Guez shall exercise his right to convert any of the Registrant’s 8% Senior Secured Convertible Promissory Note in the principal amount of $1,618,093 into shares of the Registrant’s Common Stock, Headgear shall have the right to purchase one-half of such shares from Mr. Guez at the conversion price.

As consideration for their entry into the Ancillary Agreement, the Company issued to Headgear an option to purchase 10 million shares of its Common Stock at 25 cents per share and to Mr. Guez an option to purchase 3 million shares of its Common Stock at 25 cents per share, provided that both options may only be exercised if the Escrowed Securities are released to Headgear as described above.

Pursuant to the Ancillary Agreement Mr. Guez assigned his 60% membership interest in Taverniti Holdings, LLC, the entity that owns the “Taverniti So Jeans” brand to the Registrant.  The assignment of such interest is to be effective upon the release of the Escrowed Securities to Headgear and requires receipt of the approval of such transfer by Jimmy Taverniti, the other member of Taverniti Holdings LLC.  Mr. Guez also assigned to the Registrant all revenues and distributions to be derived from his interest in Taverniti Holdings pending receipt of the consent of Mr. Taverniti and release of the Escrowed Securities. In consideration for such assignments, effective upon the release of the Escrowed Securities to Headgear, Mr. Guez is to receive 5 million shares of the Registrant’s Common Stock.   In addition, Mr. Guez, effective upon the release of the Escrowed Securities to Headgear, assigned his interest in the Yanuk brand to the Registrant, along with all revenues and distributions to be derived from the Yanuk brand pending completion of the assignment of the brand to the Registrant, except that Mr. Guez retained the right to all revenues derived from the brand outside the United States.  In consideration for such assignments of the Yanuk brand, effective upon the release of the Escrowed Securities to Headgear, Mr. Guez is to receive 2 million shares of the Registrant’s Common Stock.

In addition to the rights and obligations described above, the Ancillary Agreement provides that if the Escrowed Securities are released to Headgear and certain other conditions are satisfied, than no later than January 2, 2011, for no additional consideration, the operations of the JV shall be merged or consolidated into the Registrant.  Pending such merger, Headgear shall have the right to appoint one individual to the Board of Directors of the Registrant.

Item 8.01	Other Information.

The Registrant’s financial condition and lack of liquidity has impaired its ability to continue its operations as previously conducted.  Further, the Registrant financial condition and liquidity continue to deteriorate precipitously.  Consequently, the Registrant intends to file a Form 15 with the Securities and Exchange Commission terminating its registration under section 12 (g) of the Securities and Exchange Act of 1934, as amended, and suspending its obligation to file reports under the Securities and Exchange Act of 1934, as amended, since the number of record holders of its common stock as of January 1, 2009 was less than 300.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	JV Modifications Memo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: February 19, 2009	By:	/s/ Paul Guez
Chairman